EXHIBIT 99.3

9 December 2009

CME PRODUCTION B.V.

and

CME ROMANIA B.V.

and

MEDIA PRO MANAGEMENT S.A.

and

MEDIAPRO B.V.

and

ADRIAN SARBU

_________________________________________________

DEED OF AMENDMENT TO A
FRAMEWORK AGREEMENT,
DATED 27 JULY 2009

_________________________________________________

THIS DEED OF AMENDMENT is made on 9 December 2009

BETWEEN:

(1)
CME PRODUCTION B.V., a company organized under the laws of the Netherlands, registered under number 34349555 with the Trade Register and having its registered office at Dam 5B, Amsterdam JS 1012, the Netherlands (the "Purchaser");

(2)
CME ROMANIA B.V., a company organized under the laws of the Netherlands, registered under number 33289326 with the Trade Register and having its registered office at Dam 5B, Amsterdam JS 1012, the Netherlands ("CME Romania");

(3)
MEDIA PRO MANAGEMENT S.A., a Romanian legal person, registered under the number J40/4177/2001 with the Register of Commerce from Bucharest, CUI 13848658 and having its registered office at 109 Pache Protopopescu Blv., 6th Floor, sector 2, Bucharest, Romania ("Media Pro Management");

(4)
MEDIAPRO B.V., a company organized under the laws of Netherlands, with registered number 33288103 and having its registered office at Teleport Boulevard 140, 1043EJ, 1000 CV, Amsterdam, Netherlands ("MP BV"); and

(5)	ADRIAN SARBU, of 4A Modrogan Street, Sc. A, Et. 5, Apt. 15, Section 1, Bucharest, Romania, as guarantor (the "Guarantor"),

Media Pro Management and MP BV are hereby referred to as the "Sellers" and each a "Seller", as the context requires.

WHEREAS:

(A)	The Parties referred to above entered into a Framework Agreement, dated 27 July 2009.

(B)
Media Pro Management and MP BV own, inter alia, interests in a number of entities more particularly described in Recitals (C) and (D) below that comprise the entertainment division of the Media Pro Group.

(C)	As of the date of this Deed, following the recapitalization of certain Shareholder Loans after the Execution Date of the Framework Agreement, Media Pro Management owns:

(i)	7,052,569 registered shares of Media Pro Pictures S.A. (which represents a 70.1651% Ownership Interest), which in turn owns:

(a)	50 shares of Media Pro Distribution S.R.L. (which represents a 1.0625% Ownership Interest);

(b)	11,832,361 shares of Studiourile Media Pro S.A. (which represents a 81.4715% Ownership Interest); and

(c)	1,020 shares of Domino Production S.R.L. (which represents a 51% Ownership Interest);

(ii)	4,656 registered shares of Media Pro Distribution S.R.L. (which represents a 98.9375% Ownership Interest);

(iii)
a 100% Ownership Interest in Media Pro Pictures s.r.o. (which corresponds to the investment contribution to the registered capital of Media Pro Pictures s.r.o. in the amount of CZK 79,938,000), which in turn owns:

(a)	a 51% Ownership Interest in Zmena s.r.o. (which corresponds to the investment contribution of CZK 102,000 to the registered capital of CZK 200,000);

(b)	a 51% Ownership Interest in Takova normalni rodinka s.r.o. (which corresponds to the investment contribution of CZK 102,000 to the registered capital of CZK 200,000);

(iv)	508,387 registered shares of Pro Video S.R.L. (which represents a 99.9843% Ownership Interest), which in turn owns:

(a)	400 shares of Hollywood Multiplex Operation S.R.L. (which represents a 100% Ownership Interest); and

(b)	8 shares of Media Pro Music and Entertainment S.R.L. (which represents a 40% Ownership Interest); and

(v)	12 registered shares of Media Pro Music and Entertainment S.R.L. (which represents a 60% Ownership Interest).

(D)	As of the date of this Deed, following the recapitalization of certain Shareholder Loans after the Execution Date of the Framework Agreement, MP BV owns:

(i)	2,998,818 shares of Media Pro Pictures S.A. (which represents a 29.8349% Ownership Interest); and

(ii)	80 shares of Pro Video S.R.L. (which represents a 0.0157% Ownership Interest).

(E)	With effect from and including 9 December 2009, the Parties wish to amend the Framework Agreement as set out in this Deed.

(F)	Accordingly, the Parties now wish to enter this Deed.

NOW THIS DEED WITNESSETH as follows:

1.	Definitions and Interpretation

1.1	The following definitions apply in this Agreement:

"Framework Agreement"	means a framework agreement between CME Production B.V.; CME Romania B.V.; Media Pro Management S.A.; Media Pro B.V.; and Adrian Sarbu, dated 27 July 2009.

1.2	In construing this Agreement, unless otherwise specified:

1.2.1	references to Clauses are to Clauses of, this Deed;

1.2.2
references to a "person" shall be construed so as to include any physical or legal person, firm, company or other body corporate, government, state or agency of a Governmental Authority or any joint venture, association or partnership (whether or not having separate legal personality);

1.2.3	words in the singular include the plural and in the plural include the singular, and a reference to one gender includes a reference to the other gender;

1.2.4	a reference to any law, regulation, statute or statutory provision shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified or re-enacted;

1.2.5
any reference to a "day" (including within the phrase "Business Day") shall mean a period of 24 hours running from midnight to midnight (except for the days of time change lasting 25 or 23 hours which days shall be 25 or 23 hours respectively);

1.2.6	references to time are to Greenwich Mean Time;

1.2.7
a reference to any other document referred to in this Deed is a reference to that other document as amended, varied, novated or supplemented (other than in breach of the provisions of this Deed) from time to time;

1.2.8	headings, sub-headings, recitals and titles are for convenience only and do not affect the interpretation of this Deed;

1.2.9	references to documents being in writing shall not include e-mail;

1.2.10	general words shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words;

1.2.11	the words "include", "includes", "including" and "in particular" shall be deemed in each case to be followed by the words "without limitation";

1.2.12	all obligations and liabilities on the part of the Sellers are joint and several and shall be construed accordingly; and

1.2.13	references to a "Party" or the "Parties" shall be construed as to include each of its permitted successors and permitted assignees.

1.3	Capitalised terms used in this Deed but not defined herein shall have the meanings ascribed thereto in the Framework Agreement.

2.	Amendments

2.1	The following shall be inserted into Clause 1.1 of the Framework Agreement:

"Dutch Shares"	shall have the meaning set out in Clause 2.2.4;

"Dutch and Romanian Shares"	shall have the meaning set out in Clause 2.2.5;

"Romanian Shares"	Shall have the meaning set out in Clause 2.2.5;

2.2	Clause 2.1 of the Framework Agreement shall be replaced with the following:

"2.1
Subject to the terms and conditions herein, including the satisfaction of the Conditions Precedent, the Sellers agree to sell, and the Purchaser (relying on, amongst other things, the Warranties and undertakings in this Agreement) agrees to purchase, the Sale Securities with full title guarantee and the Intellectual Property in each case free from all Encumbrances and together with all rights and entitlements now or hereafter attaching thereto.  In addition, also subject to the terms and conditions herein, including the satisfaction of the Conditions Precedent, CME Romania hereby sells, and the Purchaser hereby, subject to the same terms and conditions, purchases the Dutch Shares together with all rights and entitlements now or hereafter attaching thereto"

2.3	Clause 2.2 of the Framework Agreement shall be replaced with the following:

2.2
The consideration for the purchase by the Purchaser of the Sale Securities and the Dutch Shares, as adjusted in accordance with Clause 2.3 (as so adjusted, the "Purchase Consideration") shall be apportioned as follows:

2.2.1	the payment of ten million US Dollars (US$10,000,000) in cash (the "Cash Consideration");

2.2.2	the issuance to the Sellers of two million two hundred thousand (2,200,000) Class A Common Shares in CME (the "Consideration Shares");

2.2.3	the issuance to the Sellers of the Warrant; and

2.2.4
the procurement of the transfer by CME Romania to the Guarantor (as designee of the Purchaser, which designation the Guarantor hereby accepts) of CME Romania's 10% Ownership Interest in MP BV (the "Dutch Shares");

2.2.5
the procurement of the transfer by CME Romania to the Guarantor of CME Romania's 8.7% Ownership Interest in Media Pro Management (the "Romanian Shares", and together with the Dutch Shares, the "Dutch and Romanian Shares").

2.4	Clause 4.6 of the Framework Agreement shall be replaced with the following:

"4.6	On the Closing Date, the Sellers shall deliver or shall procure the delivery to the Purchaser of:

4.6.1 (i)
all necessary instruments of transfer for each Target Company in respect of the Sale Securities, including without limitation, the MPP Czech Transfer Agreement and the MPE Romanian Transfer Agreements (governed by the law of the relevant jurisdiction applicable to such transfer), duly executed and completed by the corresponding Seller in favour of the Purchaser (or in favour of any Affiliate of the Purchaser as the Purchaser shall direct in writing to the applicable Seller in respect of some or all of the Sale Securities), together with the applicable resolutions adopted pursuant to Clause 4.7;

(ii)	any and all duly executed powers of attorney or other authorities under which any of the instruments of transfer have been executed; and

(iii)
further to Clauses 3.1.2 and 3.1.3, certified copies of all other necessary authorizations, waivers and consents in respect of the sale of the MPM Securities and MP BV Securities and the execution of the instruments of transfer in respect of them;

4.6.2	a closing certificate in the form attached hereto in Schedule 2 and, if reasonably requested by the Purchaser, other confirmations or evidence of the satisfaction of the Conditions Precedent;

4.6.3	a certified copy of the updated registers of Ownership Interests of each of:

(i)	MPP evidencing its 10% Ownership Interest in MPD;

(ii)	MPP evidencing its 81.47% Ownership Interest in MPS;

(iii)	MPP evidencing its 51% Ownership Interest in Domino;

(iv)	Pro Video evidencing its 40% Ownership Interest in MPME;

(v)	Pro Video evidencing its 100% Ownership Interest in HMO;

(vi)	MPP Czech evidencing its 51% Ownership Interest in Rodinka;

(vii)	MPP Czech evidencing its 51% Ownership Interest in Zmena,

subject to the Ownership Interests set out in this Clause 4.6.3 being amended pursuant to the capitalization of the Converted Shareholder Loans as contemplated in Clause 3.1.14 of this Agreement;

4.6.4	one (1) counterpart of each of the Trademark Assignments signed by the Guarantor and Media Pro Music & Events SRL (as applicable);

4.6.5	one (1) counterpart of the Business Name Assignment signed by the Sellers and the Guarantor;

4.6.6	one (1) counterpart of the Subscription Agreement duly executed by the Sellers;

4.6.7	the Supplementary Disclosure Schedule, if any;

4.6.8
written resignations of each of the directors and statutory executives of any Target Company designated by the Purchaser to the Sellers at least five (5) days before the Closing Date to take effect on the Closing Date, in a form satisfactory to the Purchaser;

4.6.9
signed notices of termination from each of Media Pro Management and MP BV with regard to any contracts, agreements or arrangements for the provision of management, consulting or similar services by Media Pro Management or MP BV to any of the Target Companies, effective as of the Closing Date, except: (i) in relation to the Permitted Contracts; or (ii) where the terms of any extension of such agreements or arrangements are approved by the Board of Directors of CME prior to entry into such extension; and

4.6.10	a copy of the signed transfer instruments illustrating the transfer by:

(i)	MPS of all its Ownership Interests in Eurofilm Art SRL to a third party;

(ii)	Media Pro Pictures SA of all its Ownership Interests in General Prod SRL to a third party; and

(iii)	Media Pro Pictures SA of all its Ownership Interests in Domino Film SRL to a third party."

2.5	Clause 4.9.1 shall be replaced with the following:

"4.9.1
all necessary instruments of transfer (governed by the law of the relevant jurisdiction applicable to such transfer) in respect of the transfer of its 8.7% Ownership Interest in Media Pro Management, duly executed and completed by CME Romania in favour of the Guarantor or a party designated by it, and any and all duly executed powers of attorney and all other necessary authorizations, waivers and consents in respect of the transfer by CME Romania in favour of the Guarantor of its 10% Ownership Interest in MP BV."

2.6	Clause 5.1.4 of the Framework Agreement shall be replaced with the following:

"5.1.4  not dispose of or grant any option or right of pre-emption in respect of any part of their assets, including, without limitation, the Ownership Interests in the Media Pro Entertainment Business; provided, however, that the Purchaser acknowledges that  the Sellers may in their absolute discretion cause MPP and MPS to transfer the Ownership Interests the Sellers have in the companies set out in Clause 4.6.10 prior to the Closing Date. For the avoidance of doubt, such transfer shall not constitute a breach of this Agreement, nor shall such transfers affect in any way the other rights or obligations the Sellers have under this Agreement;"

2.7	Clause 5.3 shall be replaced with the following:

"5.3
CME Romania shall not, from and including the Execution Date up to and including the Closing Date, dispose of or grant any option or right of pre-emption or any other Encumbrance in respect of any of the Dutch and Romanian Shares, provided that, as soon as all Conditions Precedent and other conditions to Closing, other than the payment of the consideration referred to in Clause 2.2.4, have been satisfied or waived, CME Romania, the Guarantor and MP BV shall effect the transfer of the Dutch Shares by CME Romania to the Guarantor by execution the required notarial deed of transfer to that effect."

2.8	Clause 7.3 shall be replaced with the following:

"7.3
The Sellers covenant with the Purchaser that they shall not, and procure that their Affiliates shall not, for a period of three (3) years from the date of this Agreement and without the prior written consent of the Purchaser:

(i)	within any territory in which CME or its Affiliates is operating or intends to operate during such period:

(a)	compete directly or indirectly with the Media Pro Entertainment Business;

(b)
enter directly or indirectly into negotiations, or enter into any contractual or other business arrangement with any third party to offer services that may compete with the Media Pro Entertainment Business;

(c)	directly or indirectly own, manage, operate, participate in, consult with or work for any business which is engaged in the same business as the Media Pro Entertainment Business;

(d)
attempt to induce, entice or solicit any current consignors, suppliers, contractors, consultants or customers away, in whole of part, from the Purchaser; or interfere or attempt to interfere with relations between the Purchaser and such consignors, suppliers, contractors, consultants or customers; and

(e)
do or say anything which is harmful to the goodwill of the Media Pro Entertainment Business which may lead a person who has dealt with any of the Target Companies at any time during the twenty-four (24) months prior to the date of this Agreement to cease to deal with the Target Companies on substantially equivalent terms to those previously offered or at all; and

(ii)
hire, make an offer, solicit, recruit or otherwise endeavour to entice away from the Purchaser, its Affiliates or any of the Target Companies or their Affiliates any person who is a director, officer or employee of the Purchaser, its Affiliates or any of the Target Companies or their Affiliates, whether or not such person would commit a breach of contract by reason of leaving service, and the Sellers further covenant with the Purchaser that they shall not, and procure that their Affiliates shall not, assist any other person to do any of the foregoing acts."

2.10	Paragraph 5.12 of Part B of Schedule 3 shall be replaced with the following:

"5.12	except for the contracts set forth in paragraph 5.12 of Schedule 4, no Target Company has granted any participation rights owned by any Target Company to any third party;"

2.11	The following new paragraph 11.6 of Part B of Schedule 3 shall be inserted:

"11.6	all loans described in Schedule 7 have been converted into equity."

3.	General

Clauses 14, 15, 16, 17, 19, 20, 21, 22, 23, 24, 25, 26 and 27 of the Framework Agreement shall also apply to this Deed.

[Signature page follows]

IN WITNESS whereof this Deed has been duly EXECUTED and DELIVERED as a deed the day and year first above written.

EXECUTED as a DEED	)
by CME PRODUCTION B.V.	)
acting by	)
)
who, in accordance with the laws	)
of the territory in which	)
CME Production B.V. is	)
incorporated, is acting under the	)
authority of CME Production B.V.	)

/s/ Gerben van den Berg
Pan-Invest, represented by Gerben van den Berg	Authorised signatory

/s/ A.N.G.V. Spaedonck
Authorised signatory

EXECUTED as a DEED	)
by CME ROMANIA B.V.	)
acting by	)
)
who, in accordance with the laws	)
of the territory in which	)
CME Romania B.V. is	)
incorporated, is acting under the	)
authority of CME Romania B.V.	)

/s/ Gerben van den Berg
Pan-Invest, represented by Gerben van den Berg	Authorised signatory

EXECUTED as a DEED	)
by MEDIA PRO	)
MANAGEMENT S.A.	)
acting by	)
)
who, in accordance with the laws	)
of the territory in which	)
Media Pro Management S.A. is	)
incorporated, is acting under the	)
authority of Media Pro	)
Management S.A.	)

/s/ Gheorghe Liviu
Authorised signatory

EXECUTED as a DEED	)
by MEDIA PRO B.V.	)
acting by	)
)
who, in accordance with the laws	)
of the territory in which	)
Media Pro B.V. is	)
incorporated, is acting under the	)
authority of Media Pro B.V.	)

/s/ Liliana Seastrom
Authorised signatory

EXECUTED as a DEED	)
by ADRIAN SARBU	)	/s/Adrian Sarbu
in the presence of	)
)

/s/ Meredith Steinhaus
Witness' signature

/s/ Meredith Steinhaus

Witness' name

_______________________________

_______________________________
Witness' address

_______________________________
Witness' occupation